Exhibit 99.1

All In FutureTech Alliance Inc. Announces the Election of Prominent AI Technology Investor and Influential Content Creator Li Shanglong as New Chairman, Along With Certain Management Changes

New York, NY — June 17, 2026 — All In FutureTech Alliance Inc. (Nasdaq: AIFA) (the “Company” or “AIFA”) today announced that it has completed a new round of adjustments to its core Board composition and management team in order to further align with the Company’s strategic transformation toward a future technology platform driven by two core engines: an “AI infrastructure network” and an “AI application services matrix.”

I. James Li Resigns as CEO and Chairman for Personal Reasons

The Company announced that James Li has resigned from his positions as the Company’s Chief Executive Officer (CEO) and Chairman of the Board for personal reasons. To ensure continuity in the implementation of the Company’s established strategy and the smooth transition of related major projects, Mr. Li will, during a transition period, remain with the Company solely in his roles as President and Director, and will continue to support the Company’s strategic execution, advancement of major projects, and coordination of relevant resources.

The Board stated that James Li has been a principal architect and key leader in stabilizing the Company, redefining its strategic direction, and advancing its broader transformation in recent years. Under his leadership, the Company transitioned from a traditional experiential entertainment business toward a future technology platform and established a dual-engine growth strategy centered on an “AI infrastructure network” and an “AI application services matrix.” Mr. Li played an instrumental role in the Company’s strategic planning and the advancement of major initiatives. The Board expressed its sincere appreciation for Mr. Li’s leadership and his substantial contributions to the Company’s strategic transformation.

II. Board Elects Li Shanglong (Michael Li) as New Chairman and Appoints Shao Weizhi (Eric Shao) as New Chief Executive Officer

Following careful review and election by the Board, the Board has resolved to:

●	elect Mr. Li Shanglong (Michael Li) as the Company’s new Chairman; and

●	appoint Mr. Shao Weizhi (Eric Shao) as the Company’s new Chief Executive Officer (CEO).

About Mr. Li Shanglong (Michael Li)

Mr. Li Shanglong is currently based in Silicon Valley and serves as the Founding Partner of Aivolution Venture, with a long-standing focus on artificial intelligence, frontier technology, and capital markets investment. His areas of focus include AI infrastructure, AI applications, semiconductors, robotics, enterprise services, and content technology. He participates in the management and allocation of AI-related assets with an aggregate scale exceeding US$100 million, and has also participated in fund investment exposure relating to leading frontier technology companies including Nvidia, SanDisk, Lumentum, Anthropic, SpaceX, and xAI. From 2025 to 2026, the scale of the funds in which he participated in management and allocation increased by 600%. Mr. Li has long tracked structural changes across the artificial intelligence value chain, including compute, models, data, connectivity, applications, and content ecosystems, and is skilled at identifying AI industry opportunities through the lenses of technology trends, capital cycles, and business narrative.

In addition to his entrepreneurial and investment background, Mr. Li is also a globally influential bestselling author, content creator, and AI educator. He has published more than ten books, with cumulative sales exceeding 10 million copies, and has built an audience of more than 16 million followers across Chinese-language internet platforms, with cumulative content reach exceeding 1 billion views. The Board believes that Mr. Li’s combined strengths in AI investment and financing, technology trend analysis, cross-border resource integration, capital markets narrative building, public communication, and brand influence will help the Company further strengthen its AI strategic messaging, investor communications, global resource integration, and capital markets positioning.

Mr. Li previously co-founded Kaochong, an online education platform in China, where he was deeply involved in brand building, curriculum design, content product development, user growth, and marketing communications, helping the company grow into a widely recognized online education brand. Kaochong later completed a US$55 million Series D financing round at a valuation of approximately US$400 million.

About Mr. Shao Weizhi (Eric Shao)

Mr. Eric Shao is widely recognized for his influence in emerging digital asset sectors, including Web 3.0, real-world assets (RWA), cryptocurrency, and blockchain technologies, where he has established a notable profile in market communication and industry engagement.

Mr. Shao brings entrepreneurial, investment, and operating management experience spanning both China and the United States. His educational background includes a B.S. in Civil Engineering from New York University, an M.S. in Civil Engineering and Engineering Mechanics from Columbia University, and doctoral studies in Environmental Engineering at Columbia University. He is also a member of YPO (Young Presidents’ Organization).

Mr. Shao previously served as the Founder and Chief Executive Officer of Beauty Diary, a medical aesthetics livestreaming e-commerce MCN enterprise. Beauty Diary achieved approximately RMB 2.0 billion in GMV in 2021, managed more than 500 medical aesthetics influencer accounts, and received the “Top 10 Industrial Internet Investment Cases” award from ChinaVenture. Prior to that, Mr. Shao served as Co-Founder, Executive Director, and Chief Operating Officer (COO) of Beijing QingPu Tourism Culture Development Co., Ltd., where he led multiple financing rounds totaling approximately RMB 500 million and helped drive a high-return exit in connection with the Huajiantang boutique hotel brand project.

In addition, Mr. Shao is also a co-founder of the North America Student Network, a student services platform in the United States, and has extensive experience in investment, due diligence, post-investment management, organizational development, financing, mergers and acquisitions, and cross-cultural operations.

The Board believes that Mr. Shao brings strong execution capabilities in entrepreneurial management, business expansion, financing and M&A, organizational operations, cross-border resource coordination, and new-economy market development, which will help further strengthen the Company’s execution and implementation capabilities in the next phase of its strategic development.

III. The Newly Reconstituted Board and Management Team Will Continue Advancing the Company’s Established Strategic Direction

The Company stated that these Board and management changes are intended to further strengthen the Company’s organizational capabilities, resource integration capabilities, and capital markets communication capabilities as it enters the next phase of its strategic transformation. The newly reconstituted Board and management team will continue to advance the Company’s established dual-engine strategy centered on an AI infrastructure network powered by optical technologies and an AI application services matrix.

The Board believes that the Company will continue to focus on the following strategic priorities:

●	AI Infrastructure Network: including silicon photonics-enabled compute, cross-border fiber-optic network transmission, submarine cable connectivity, digital infrastructure, and related platform capability development;

●	AI Application Services Matrix: including AI education, AI entertainment, AI content/IP operations, and other vertical application scenarios;

●	Strategic M&A and Resource Integration: continuing the screening, evaluation, and advancement of projects and partnerships related to AI infrastructure and AI applications in line with the Company’s strategic direction; and

●	Capital Markets and Global Resource Connectivity: introducing broader industrial, technological, capital, and global Chinese-language market resources to further support the Company’s long-term development.

The Company also stated that the new Board and management team are expected to bring broader AI industry resources, capital resources, and global collaborative resources to the Company. In light of the Company’s strategic development needs, the Company will continue to advance further Board reorganization, adjustments to management responsibilities, and implementation of key projects, and will make disclosures as appropriate based on progress.

The Company will also launch a new round of financing plans and related project implementation efforts, which will be led by the new Chief Executive Officer under the supervision and support of the Board. Further details are expected to be announced in the near future.

About All In FutureTech Alliance

All In FutureTech Alliance Inc. (Nasdaq: AIFA), formerly known as Allied Gaming & Entertainment Inc, is a growth-oriented company undergoing a strategic transformation from a global experiential entertainment business into an AI-focused digital infrastructure platform. The Company is pursuing opportunities in artificial intelligence infrastructure, silicon photonics-enabled compute, cross-border fiber-optical network transmission, digital infrastructure services, and technology-enabled growth initiatives. Through its proposed AIFA strategic platform, AIFA aims to build an integrated ecosystem combining AI compute capacity, fiber-optic network infrastructure, AI education and AI applications to support long-term value creation.

Forward-Looking Statements

This press release includes forward-looking statements within the safe harbor provisions provided under federal securities laws, including under the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results and, consequently, you should not rely on these forward-looking statements as predictions of future events. Important factors that may affect actual results include, among others, the Company’s ability to execute its growth strategy; the outcome of the Nasdaq hearings; market conditions; regulatory changes; operational challenges; and other risks and uncertainties described under “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on May 22, 2026, and in subsequent filings with the SEC. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from the Company’s expectations in any forward-looking statement. Readers are cautioned not to place undue reliance upon any forward-looking statements, including but not limited to the Company’s expectation with respect to the effect of the Reverse Stock Split. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

Contact:

Investor Relations: ir@alliedgaming.gg

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